UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2005

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On June 29, 2005, Robert S. Wiggins, Chairman of the Board and Secretary, accepted the nomination by the Board of Directors to stand for re-election at the August 2005 annual meeting of shareholders.

    In a press release dated March 31, 2005 and in a Form 8-K filing dated April 1, 2005, Mr. Wiggins had indicated that he would not stand for re-election to the Board of Directors at the upcoming annual meeting of shareholders in August 2005.

    The Company and its Board of Directors are pleased that Mr. Wiggins will stand for re-election to the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: July 1, 2005	By: /s/ Scott J. Loucks
Name: Scott J. Loucks
Title: VP of Finance CFO